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                                                               EXHIBIT 23a (CEC)





                         CENTERIOR ENERGY CORPORATION

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------




As independent public accountants, we hereby consent to the incorporation of our report on the consolidated financial statements and schedule of

Centerior Energy Corporation and subsidiaries dated February 17, 1995,

included in this Form 10-K, into Centerior Energy Corporation's previously filed Registration Statements, File Nos. 33-4788, 33-9736, 33-47231 and

33-49957.





                                ARTHUR ANDERSEN LLP





Cleveland, Ohio
March 20, 1995